CONSENT TO SUPPLEMENTAL LOAN

UNDER LOAN AND SECURITY AGREEMENT

THIS CONSENT TO SUPPLEMENTAL LOAN UNDER LOAN AND SECURITY AGREEMENT, dated as of March 5, 2007 (this "Consent"), is made by and between THE CIT GROUP/BUSINESS CREDIT, INC., as Agent on behalf of the Lenders ("Agent") and JACO ELECTRONICS, INC., a New York corporation (the “Parent”), and INTERFACE ELECTRONICS CORP., a Massachusetts corporation (“Interface”; together with the Parent, collectively, the “Borrowers”).

WITNESSETH

WHEREAS, Borrowers and Agent and Lenders are parties to that certain Credit Agreement, dated as of December 22, 2006 (as it may be amended, restated, modified or supplemented from time to time, the "Loan Agreement"; capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement); and

WHEREAS, Borrowers have requested that Agent consent to the provision of a Revolving Loan which exceeds the Availability for a limited period and for a limited amount (the “Supplemental Loan”), as more fully set forth herein, and Agent is agreeable to such request only on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree as follows:

SECTION 1.	ACKNOWLEDGMENT

1.1  Acknowledgment of Obligations

.  Borrowers hereby acknowledge, confirm and agree that as of the close of business on March 5, 2007, Borrowers are indebted to Agent and Lenders in respect of the Revolving Loans in the principal amount of $28,561,173.  All such Loans, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges now or hereafter payable by Borrowers to Lenders, are unconditionally owing by Borrower to Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.

1.2  Acknowledgment of Security Interests

.  Borrowers hereby acknowledge, confirm and agree that Agent has and shall continue to have valid, enforceable and perfected liens upon and security interests in the Collateral heretofore granted to Agent pursuant to the Loan Documents or otherwise granted to or held by Agent.

1.3  Binding Effect of Documents

.  Each Borrower hereby acknowledges, confirms and agrees that: (a) each of the Loan Documents to which it is a party has been duly executed and delivered to Agent by such Borrower, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of such Borrower contained in such documents and in this Agreement constitute the legal, valid and binding Obligations of such Borrower, enforceable against it in accordance with their respective terms, and such Borrower has no valid defense to the enforcement of such Obligations, and (c) Agent and Lenders are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and applicable law.

SECTION 2.	CONSENT TO SUPPLEMENTAL LOAN

2.1  Consent to Supplemental Loan

.  Agent hereby consents to extend to Borrowers a Supplemental Loan under the Loan Agreement (but in no event shall the Revolving Loans plus the Supplemental Loan exceed the Revolving Commitment) in an amount equal to $1,000,000 beginning on the date hereof and continuing through and including the date which is forty-five (45) days from the date hereof (the “Supplemental Loan Repayment Date”).  If the Supplemental Loan is not repaid in full by the Supplemental Loan Repayment Date, Borrowers acknowledges that such condition shall constitute an Event of Default under the Loan Agreement.

2.2  Interest on Supplemental Loan

.  Interest shall accrue on the Supplemental Loan at a rate equal to the lower of (a) ten percent (10%) per annum and (b) the LIBO Rate plus four percent (4%), and shall be paid in accordance with the terms of the Loan Agreement.

2.3  Repayment of Supplemental Loan

.  Notwithstanding anything to the contrary contained herein or in the Loan Agreement, Borrowers may only repay the Supplemental Loan if, on the day such repayment is to be made, Borrowers shall have Availability of $6,000,000 prior to making such Supplemental Loan Repayment.

SECTION 3.	REPRESENTATIONS AND WARRANTIES

To induce Agent to enter into this Consent, each Borrower hereby represents and warrants to Agent as follows: (a) each representation and warranty of the Borrowers set forth in the Loan Agreement is true and correct on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to a prior specific date or period in which case it is true and correct as of such prior date or period); (b) no Default or Event of Default has occurred and is continuing as of this date after giving effect to this Consent; (c) each Borrower has the power and is duly authorized to enter into, deliver and perform this Consent; and (d) this Consent constitutes the legal, valid and binding obligation of such Borrower enforceable against it in accordance with its terms.

SECTION 4.	CONDITIONS TO THE EFFECTIVENESS OF CERTAIN PROVISIONS OF THIS CONSENT.

This Consent shall be effective as of the date first above written, and such effectiveness shall be subject to the receipt by Agent of each of the following, in form and substance satisfactory to Agent:

(a)  an original of this Consent, duly authorized, executed and delivered by Borrowers;

(b)  payment of the fees and disbursements of counsel to Agent incurred in connection with the preparation, negotiation, execution and delivery of this Consent and the transactions hereunder;

(c)  by no later than March 9, 2007, Borrowers’ 13 week cash flow projections and updated monthly projections through June 30, 2007.

(d)  any and all such further instruments and documents as Agent may require to obtain the full benefits of this Consent and to protect, preserve and maintain Agent’s rights in the Collateral.

SECTION 5.	PROVISIONS OF GENERAL APPLICATION

5.1  Effect of this Amendment

.  Except as modified pursuant hereto, no other consents, changes or modifications to the Loan Documents are intended or implied and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent of conflict between the terms of this Consent and the other Loan Documents, the terms of this Consent shall control.  The Loan Agreement and this Consent shall be read and construed as one agreement.

5.2  Costs and Expenses

.  Borrowers absolutely and unconditionally agree to pay to the Agent, on demand by the Agent at any time and as often as the occasion therefor may require, whether or not all or any of the transactions contemplated by this Consent are consummated: all fees and disbursements of any counsel to Agent in connection with the preparation, negotiation, execution, or delivery of this Consent and any agreements delivered in connection with the transactions contemplated hereby and expenses which shall at any time be incurred or sustained by the Agent, and Lender or any participant of a Lender or any of their respective directors, officers, employees or agents as a consequence of or in any way in connection with the transactions contemplated hereby.

5.3  Further Assurances

.  The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Consent.

5.4  Continuing Effect of Loan Agreement

.  Except as expressly amended and modified hereby, the provisions of the Loan Agreement, and the Liens granted thereunder, are and shall remain in full force and effect.

5.5  Required Lender Authorization

.  Agent is executing this Consent at the request and on behalf of Required Lenders in accordance with Section 9.03 of the Loan Agreement.

5.6  Counterparts

.  This Consent may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature delivered by a party via facsimile shall be deemed to be an original signature hereto.

5.7  Governing Law.  THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed and delivered as of the day and year specified at the beginning hereof.

JACO ELECTRONICS, INC.

By: /s/ Jeffrey D. Gash
Name: Jeffrey D. Gash
Title: CFO

INTERFACE ELECTRONICS CORP.

By: /s/ Jeffrey D. Gash
Name: Jeffrey D. Gash
Title: EVP

THE CIT GROUP/BUSINESS CREDIT, INC., as Agent and as a Lender

By: /s/ George Louis McKinley
Name: George Louis McKinley
Title: Vice President